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                                                                       EXHIBIT 5


May 6, 1998



Board of Directors
Monsanto Company
800 North Lindbergh Boulevard
St. Louis, Missouri 63167

Ladies and Gentlemen:

     We have acted as special counsel to Monsanto Company, a Delaware corporation (the "Company"), and are rendering this opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Company's (i) common stock, $2.00 par value per share, including rights attached thereto to purchase shares of Series A Junior Participating Preferred Stock pursuant to the Company's Rights Plan (collectively, the "Common Stock"); (ii) preferred stock, no par value per share (the "Preferred Stock"); (iii) depositary shares representing shares of the Preferred Stock ("Depositary Shares"); (iv) senior debt securities (the "Senior Debt Securities"); (v) subordinated debt securities (the "Subordinated Debt Securities"); (vi) warrants to purchase Common Stock, Preferred Stock, Senior Debt Securities, Subordinated Debt Securities, or Depositary Shares (the "Warrants"); and (vii) contracts to purchase Common Stock or Preferred Stock ("Stock Purchase Contracts"), all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate public offering price not to exceed $2,000,000,000.

     We have examined the Registration Statement including the exhibits thereto and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for the purposes of this opinion. Based upon such examination, we are of the following opinion:

     1. The Company has been duly incorporated and is a validly existing corporation under the laws of the State of Delaware.

     2. With request to the Common Stock, when (i) the Common Stock has been duly authorized by the Company's Board of Directors or Executive Committee, (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the sale of the Common
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Stock have been duly established in conformity with the Company's Certificate of
Incorporation and By-laws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iv) the Common
Stock has been issued and sold as contemplated by the Registration Statement, the Common Stock will be validly issued, fully paid, and nonassessable.

     3. With respect to the Preferred Stock, when (i) the Preferred Stock has been duly authorized by the Company's Board of Directors or Executive Committee,
(ii) the Registration Statement has become effective under the Securities Act,
(iii) appropriate Certificate or Certificates of Designations relating to a class or series of the Preferred Stock to be sold under the Registration Statement have been duly authorized and adopted and filed with the Secretary of State of the State of Delaware, (iv) the terms of issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Company's Certificate of Incorporation and By-laws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (v) shares of such class or series of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement, such Preferred Stock will be validly issued, fully paid, and nonassessable.

     4. With respect to Depositary Shares, when (i) the Registration Statement has become effective under the Securities Act, (ii) the Deposit Agreement relating to the Depositary Shares has been duly authorized, executed and delivered, (iii) the terms of the Depositary Shares and of their issuance have been duly established in conformity with the Deposit Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the class or series of Preferred Stock that is represented by the Depositary Shares has been duly authorized, validly issued and delivered to the Depositary, (v) the Depositary Receipts evidencing the Depositary Shares have been executed, countersigned and issued against deposit of the class or series of Preferred Stock in accordance with the Deposit Agreement, and (vi) the Depositary Shares have been issued and sold as contemplated by the Registration Statement, the Depositary Shares will be validly issued and the Depositary Receipts will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     5. With respect to the Senior Debt Securities and the Subordinated Debt Securities, when (i) the Registration Statement has become effective under the Securities Act, (ii) the Indenture relating to the applicable series of Debt Securities has been duly authorized, executed and delivered, (iii) the terms of such Senior Debt Securities or Subordinated Debt Securities and of their issue and sale have been duly established in conformity with resolutions of the Board of Directors of the Company and in conformity with the applicable Indenture, do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iv) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement,
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such Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     6. With respect to the Warrants, when (i) the Registration Statement has become effective under the Securities Act, (ii) the Warrant Agreement relating to the Warrants has been duly authorized, executed, and delivered, (iii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iv) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     7. With respect to the Stock Purchase Contracts, when (i) the Registration Statement has become effective under the Securities Act, (ii) the Purchase Contract Agreement relating to the Stock Purchase Contracts has been duly authorized, executed and delivered, (iii) the terms of the Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the Purchase Contract Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iv) the Stock Purchase Contracts have been duly executed and countersigned in accordance with the Purchase Contract Agreement and issued and sold as contemplated by the Registration Statement, the Stock Purchase Contracts will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     We express no opinion with respect to the laws of, or the effect or applicability of the laws of, any jurisdiction other than the laws of the State of Illinois, United States federal laws, and the corporate law of the State of Delaware. To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, we have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the laws of the State of Illinois.

     We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible, and we have assumed that the Indentures will be duly authorized, executed, and delivered by the respective Trustees thereunder, the Deposit Agreement will be duly authorized, executed, and delivered by the Depositary thereunder, the Warrant Agreement will be duly authorized, executed, and delivered by the Warrant Agent thereunder and the Purchase Contract Agreement will be duly authorized, executed and delivered by the Purchase Contract Agent thereunder, assumptions which we have not independently verified.
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     We hereby consent to the use of our name under the heading "Legal Matters"
in the Prospectus forming a part of the Registration Statement and to the use of this opinion for filing with the Registration Statement as Exhibit 5 thereto.

                                 Very truly yours,

                                 /s/ Winston & Strawn







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